Exhibit 5.1

MorphoSys AG Semmelweisstrasse 7 82152 Planegg Germany Tel: +49 (0)89 899 27-0 Fax: +49 (0)89 899 27-222 Email: info@morphosys.com Internet: www.morphosys.com

Contact:     Klaus de Wall    October 27, 2021
Phone:    +49 89 89927 331

Form S-8

Ladies and Gentlemen,
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) of MorphoSys AG, a German stock corporation (the “Company”), under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to up to 315,000 ordinary shares, with no par value of the Company (the “Securities”), issued under the Restricted Stock Unit Program October 2021 (US Inc.), offered to certain employees of MorphoSys US Inc. The Registration Statement also relates to up to 1,314,615 ordinary shares, with no par value of the Company (the “Securities”), issued under the Stock Option Plan October 2021 (Constellation), offered to certain employees of Constellation Pharmaceuticals Inc.
We have examined and are familiar with (i) the Company’s Articles of Association and (ii) the corporate procedures relating to the issuance of the Securities. Upon the basis of the foregoing, and having satisfied ourselves as to such other matters of law and fact as we consider relevant for the purposes of this opinion, we advise you that, in our opinion, upon issuance, the Securities will have been legally issued, fully paid and non-assessable, as such terms are understood under U.S. law.
We express no opinion herein, on or with respect to, any law other than the laws of Germany, and we express no opinion on, or with respect to, the laws of the United States, any state thereof or any other laws, statutes, regulations or ordinances.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to us therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Charlotte Lohmann
Charlotte Lohmann
General Counsel
MorphoSys AG
Address: Semmelweisstrasse 7
82152 Planegg
Germany

/s/ Klaus de Wall
Klaus de Wall
Head of Accounting & Tax
MorphoSys AG
Address: Semmelweisstrasse 7
82152 Planegg
Germany

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